UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ONCOMED PHARMACEUTICALS, INC.

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ONCOMED PHARMACEUTICALS, INC.

800 Chesapeake Drive

Redwood City, California 94063

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement (this “Supplement”), dated May 29, 2014, supplements the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by OncoMed Pharmaceuticals, Inc., a Delaware corporation (referred to herein as the “Company”, “OncoMed”, “we”, “us” or “our”), on April 28, 2014 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2014 Annual Meeting of Stockholders to be held on Wednesday, June 18, 2014, at 9:00 a.m. local time, at our headquarters located at 800 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement of that meeting (the “Annual Meeting”).

This Supplement is being filed with the SEC on May 29, 2014. Only stockholders of record as of the close of business on April 21, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

The purpose of this Supplement is to revise disclosure in the “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management” sections of the Proxy Statement to include information as to compensation and beneficial ownership of Alicia J. Hager, J.D., Ph.D. as a “named executive officer” instead of John A. Lewicki, Ph.D. Dr. Lewicki was misidentified as a “named executive officer” in the Proxy Statement due to an administrative error relating to a pre-IPO stock option grant to Dr. Hager being inadvertently excluded from the calculation of 2013 total compensation. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

The section of the Proxy Statement entitled “Executive Compensation” is replaced in its entirety with the following.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2013 were as follows:

•	Paul Hastings, Chairman, President and Chief Executive Officer;

•	Jakob Dupont, M.D., Senior Vice president and Chief Medical Officer; and

•	Alicia J. Hager, J.D., Ph.D., Vice President and General Counsel.

2013 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Paul Hastings, Chairman, President & Chief Executive Officer	2013 2012	453,604 438,265	175,000 —	1,707,944 —	163,298 131,480	— —	2,499,846 569,745

Jakob Dupont, M.D., Senior Vice President & Chief Medical Officer	2013 2012	362,664 350,400	125,000 —	480,359 —	130,559 105,120	— —	1,098,582 455,520

Alicia J. Hager, J.D., Ph.D., Vice President & General Counsel	2013	288,841	95,000	680,136	103,983	—	1,167,960

(1)	Represents amount paid in connection with discretionary cash bonuses awarded to our NEOs following our initial public offering and following the execution of our collaboration agreement with Celgene Corporation. Please see the descriptions of the special bonuses paid to our NEOs in “Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End—Special Bonuses” below.
(2)	Amounts reflect the aggregate grant date fair value of options granted during 2013 computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For fiscal year 2013, these amounts were paid to our NEOs in early 2014. Please see the descriptions of the annual bonuses paid to our NEOs in “Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End—Terms and Conditions of Performance-Based Annual Bonus Program” below.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2013.

	OPTION AWARDS
NAME	VESTING COMMENCEMENT DATE (1)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Paul Hastings	1/1/2007		76,277	—	1.43	1/11/2017
	12/5/2008		331,187	—	3.42	12/5/2018
	12/18/2009		84,929	—	4.11	12/18/2019
	7/17/2013	(2)	16,666	143,334	17.00	7/17/2023
Jakob Dupont, M.D.	10/1/2011	(3)	175,437	—	4.56	10/24/2021
	7/17/2013	(2)	4,687	40,313	17.00	7/17/2023
Alicia J. Hager, J.D., Ph.D.	6/2/2008	(3)	21,052	—	3.42	6/2/2018
	12/5/2008		19,386	—	3.42	12/5/2018
	1/1/2013		107,667	—	8.55	3/15/2023
	7/17/2013	(2)	1,041	8,959	17.00	7/17/2023

(1)	Except as otherwise noted, options are immediately exercisable, and the shares subject to the options vest as to 1/60th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested on the five year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through each such vesting date. For all grants listed with a vesting commencement date earlier than July 17, 2013, such grants are subject to a limitation of 175,438 shares that can be issued to a single grantee in any 12 month period upon the exercise of awards under our 2004 Stock Incentive Plan as may be amended.
(2)	These options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.
(3)	These options vest as to 20% of the shares on the one year anniversary of the vesting commencement date and vest as to 1/60th of the shares on each monthly anniversary thereafter, such that all shares subject to an option will be vested on the five year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.

Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End

Terms and Conditions of Offer Letter for Paul Hastings

On November 12, 2005, we entered into an offer letter agreement with Mr. Hastings (the “Hastings Offer Letter”) to serve as our President and Chief Executive Officer, providing for an annual base salary, which was $453,604 in 2013, and an annual target bonus of up to a certain percentage of such base salary, which was 30% in 2013, upon achievement of specific corporate and individual goals and objectives to be established by our board of directors. Mr. Hastings’ base salary is subject to review annually. Pursuant to the Hastings Offer Letter, in the event of a “change in control” (as defined in the Hastings Offer Letter) of the Company, the vesting of restricted shares and stock options will be accelerated with respect to that number of shares and options that would have vested had he remained employed with us an additional 12 months. In the event of (a) a termination of Mr. Hastings’ employment with us other than for “cause” (as defined in the Hastings Offer Letter) or (b) Mr. Hastings’ resignation for “good reason” (as defined in the Hastings Offer Letter) within 18 months following a change in control, the vesting of any restricted shares or stock options will fully accelerate. In the event of a termination of Mr. Hastings’ employment with us other than for cause, regardless of whether a change in control has occurred, and he signs and does not revoke a standard form of release of claims, Mr. Hastings shall receive a severance amount equal to 12 months of base salary, up to 12 months of continued health coverage and a pro-rated target bonus.

Terms and Conditions of Offer Letters for Jakob Dupont, M.D. and Alicia J. Hager, J.D., Ph.D.

We have entered into standard offer letters with each of Drs. Dupont and Hager that provided for annual base salary, annual target bonus and certain benefits, which may be changed in the discretion of the Company. All other obligations under the offer letters have been satisfied.

Terms and Conditions of Change in Control and Severance Agreements for Jakob Dupont, M.D. and Alicia J. Hager, J.D., Ph.D.

We entered into a Change in Control and Severance Agreement with Dr. Dupont on October 1, 2011 and Dr. Hager effective as of April 21, 2011 (collectively, the “Change in Control and Severance Agreements”), each of which provides that in the event of (a) a termination of his or her employment with us other than for “cause” (as defined in the applicable Change in Control and Severance Agreement) or (b) his or her resignation for “good reason” (as defined in the applicable Change in Control and Severance Agreement), and he or she signs and does not revoke a standard form of release of claims, then Dr. Dupont or Dr. Hager shall be entitled to receive severance in an amount equal to six months of base salary. If such qualifying termination or resignation occurs within one year following a “change in control” (as defined in the applicable Change in Control and Severance Agreement) of the Company, and they sign and do not revoke a standard form of release of claims, Dr. Dupont or Dr. Hager will receive a severance amount equal to 12 months of base salary, up to 12 months of continued health coverage and a pro-rated target bonus, and the vesting of any restricted shares and stock options will fully accelerate. In the event of a change in control, the vesting of any restricted shares and stock options will automatically accelerate as to 25% of the total number of shares subject thereto.

Terms and Conditions of Performance-Based Annual Bonus Program

For fiscal year 2013, all of our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain performance objectives. The performance goals for these annual performance cash incentives are reviewed and approved annually by our compensation committee. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including revenue and operational goals.

Target Bonus Opportunity

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate and divisional goals and may be increased or decreased based on individual performance. For each of our NEOs, their target bonus opportunity is originally set in their offer letters with us as described above. Our compensation committee reviews these target percentages to ensure they are adequate, while reviewing these target percentages the compensation committee does not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our participating NEOs. The compensation committee set these rates based on each participating executive’s experience in her or his role with the company and the level of responsibility held by each executive, which the compensation committee believes directly correlates to her or his ability to influence corporate results. For fiscal year 2013, the compensation committee used a guideline target bonus opportunity of 30% for Mr. Hastings and Drs. Dupont and Hager, which were the same percentages used in fiscal year 2012.

Performance Goals and Weighting

When determining the performance bonus amounts for our NEOs, the compensation committee sets certain performance goals, using a mixture of revenue and operational performance objectives after receiving input from our Chief

Executive Officer. These performance goals are not expected to be attained based on average or below average performance. Corporate goals and performance targets are reviewed and approved by the compensation committee prior to any allocation of the bonus. After determining performance targets, each performance target is given a different weight when determining the overall bonus amount based on the importance to the success of the Company for each performance target. For fiscal year 2013, the revenue performance targets were weighted at 35% and the operational targets were weighted at 65%.

Achievement Level

For each of these performance goals under the annual cash incentive program, the compensation committee sets a target achievement level. There is no minimum or maximum achievement for each performance target, instead the compensation committee weighs the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level.

In early fiscal year 2013, the compensation committee established a corporate performance target for revenue and operational goals such as the achievement of certain milestones in discovery and drug development. Our operational performance goals include research and development, clinical and intellectual property performance goals during the fiscal year. These operational performance goals are internal goals and are not publicly disclosed in any form. We keep the target levels for these operational goals confidential for both operational and competitive reasons, but generally the compensation committee intended for the operational goals to require significant effort on the part of our NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below average performance would not satisfy these targets. On December 20, 2013, the compensation committee reviewed our fiscal year 2013 company-wide performance with respect to determining bonuses to executive officers, including the additional performance of the company besides the established performance goals relating to the over-achievement of our initial public offering above the initial range, certain additional contracts completed, and new research and development achievements. Based on revenue received and the achievement of all of the operational goals, over-achievement of certain of the goals at two and three times target and completion of achievements that had not been anticipated at the onset of 2013, the compensation committee determined the corporate performance achievement of 120%. Following its review and determinations, the compensation committee awarded 2013 cash bonuses to the NEOs of 36% of the executives’ respective base salaries, which was equal to 120% of their target bonus amount. The NEOs’ 2013 bonuses are set forth in the “2013 Summary Compensation Table” above.

Special Bonuses

In August 2013, our board of directors approved a special bonus to our each of our NEOs for exceptional performance by the management team in its assessment of our strategic financing options and in its execution of our financing strategy in connection with our initial public offering. The aggregate special bonus pool for all officers and certain employees was $1.0 million. Mr. Hastings and Drs. Dupont and Hager received bonuses of $175,000, $125,000 and $75,000, respectively.

In December 2013, Mr. Hastings, pursuant to authority granted to him by our compensation committee to pay spot bonuses for exceptional performance, awarded Dr. Hager a special bonus of $20,000 for her exceptional performance in connection with the negotiation of our collaboration agreement with Celgene Corporation.

Terms and Conditions of Equity Award Grants

All of our NEOs received options to purchase our common stock in fiscal year 2013. The table above entitled “Outstanding Equity Awards at 2013 Fiscal Year End” describes the material terms of other option awards made in past fiscal years to our NEOs.

In March 2013, in connection with Dr. Hager’s promotion to Vice President and General Counsel in December 2012, our board of directors granted an option to Dr. Hager to purchase 107,667 shares of our common stock with an exercise price of $8.55 per share, which the board determined was the fair market value on the date of grant. The option vests as to 1/60th of the shares subject to the option on each monthly anniversary of January 1, 2013 such that 100% of the shares subject to the option will be vested and exercisable on January 1, 2018, subject to Dr. Hager continuing to provide services to the Company through such vesting date.

In July 2013, in connection with the consummation of our initial public offering, our board of directors granted an option to each of Mr. Hastings and Drs. Dupont and Hager to purchase 160,000, 45,000 and 10,000 shares of our common stock, respectively, each with an exercise price of $17.00 per share, which the board determined was the fair market value on the date of grant. The options vest as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	2,930,381	$3.57	416,407	(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,930,381	$3.57	416,407

(1)	Includes the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan, 2013 Employee Stock Purchase Plan and 2004 Stock Incentive Plan, as amended.
(2)	The 2013 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the least of (A) 1,500,000 shares, (B) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 19,634,255 shares of stock may be issued upon the exercise of incentive stock options. The 2013 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the least of (A) 350,000 shares, (B) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors.
(3)	Includes 300,000 shares that were available for future issuance as of December 31, 2013 under the 2013 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

The section of the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” is replaced in its entirety with the following.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 21, 2014 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 29,548,406 shares of our common stock issued and outstanding on April 21, 2014. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o OncoMed Pharmaceuticals, Inc., 800 Chesapeake Drive, Redwood City, California 94063.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Entities Affiliated with U.S. Venture Partners (2)	3,996,037	—	3,996,037	13.52%
Entities Affiliated with Latterell Venture Partners (3)	2,796,101	—	2,796,101	9.46%
GlaxoSmithKline LLC (4)	2,607,546	—	2,607,546	8.82%
Entities Affiliated with The Vertical Group (5)	2,493,562	—	2,493,562	8.44%
Morgenthaler Partners VII, L.P. (6)	2,509,672	—	2,509,672	8.49%
Phase4 Ventures III LP (7)	2,122,807	—	2,122,807	7.18%
Entities Affiliated with Delphi Ventures (8)	1,930,339	—	1,930,939	6.53%
Named Executive Officers and Directors:
Paul J. Hastings (9)	324,840	212,104	536,944	1.80%
Jakob Dupont, M.D. (10)	896	185,749	186,645	*
Alicia J. Hager, J.D., Ph.D. (11)	—	150,396	150,396	*
James N. Woody, M.D., Ph.D. (12)	2,783,118	—	2,783,118	9.42%
James W. Broderick, M.D. (6)	2,509,672	—	2,509,672	8.49%
Elisha P. (“Terry”) Gould III (13)	1,234,703	—	1,234,703	4.18%
Jack W. Lasersohn, J.D. (5)	2,493,562	—	2,493,562	8.44%
Laurence Lasky, Ph.D. (14)	—	3,055	3,055	*
Deepa R. Pakianathan, Ph.D. (8)	1,930,339	—	1,930,339	6.53%
Denise Pollard-Knight, Ph.D. (7)	2,122,807	—	2,122,807	7.18%
Jonathan D. Root, M.D. (2)	3,996,037	—	3,996,037	13.52%
Michael S. Wyzga	—	—	—	—
All directors and current executive officers as a group (16 persons) (15)	17,597,777	1,258,517	18,856,294	61.21%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)	Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of April 21, 2014. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after April 21, 2014.
(2)	As reported on Schedule 13G filed with the SEC on January 31, 2014 by U.S. Venture Partners VIII, L.P. (“USVP VIII”), USVP VIII Affiliates Fund, L.P. (“USVP VIII AF”), USVP Entrepreneur Partners VIII-A, L.P. (“USVP EP VIII-A”), USVP Entrepreneur Partners VIII-B, L.P. (“USVP EP VIII-B”), Presidio Management Group VIII, L.L.C. (“PMG VIII”), Irwin Federman, Steven M. Krausz, David Liddle, Jonathan D. Root, Casey M. Tansey and Philip M. Young. PMG VIII, the general partner of USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B. Irwin Federman, Steven M. Krausz, David Liddle, Jonathan D. Root, Casey M. Tansey and Philip M. Young, the managing members of PMG VIII, who may be deemed to have shared power to vote and shared power to dispose of shares directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, disclaim beneficial ownership of the reported securities directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, except to extent of any pecuniary interest therein. The address for such entities and persons is U.S. Venture Partners, 2735 Sand Hill Road, Menlo Park, California 94025.

(3)	As reported on Schedule 13G filed with the SEC on February 2, 2013 by LVP Life Science Ventures III, L.P. (“LVP III”), LVP III Associates, L.P. (“Associates”), LVP III Partners, L.P. (“Partners”), LVP GP III, LLC (“GP III”), LVP Life Science Ventures II, L.P. (“LVP II”), LVP GP II, LLC (“GP II”), LVP Life Science Ventures I, L.P. (“LVP I”), LVP GP I, LLC (“GP I”), LVPMC, LLC (“LVPMC”), Patrick F. Latterell (“Latterell”) and James N. Woody (“Woody”). GP I is the general partner of LVP I; GP II is the general partner of LVP II; and GP III is the general partner of LVP III, Associates and Partners. GP I, GP II and GP III may be deemed to have sole voting power and dispositive power over the shares directly owned by LVP I, LVP II, LVP III, Associates and Partners. Each of GP I, GP II, GP III and Patrick Latterell, the managing member of each of GP I, GP II and GP III and the manager of LVPMC, may be deemed to share voting and dispositive power over the reported securities. Woody, as a member of each of GP I, GP II and GP III, may be deemed to share voting and dispositive power over the reported securities directly owned by LVP I, LVP II, LVP III, Associates and Partners. The address for such entities and persons is c/o LVPMC, LLC, 1 Embarcadero Center, Suite 4050, San Francisco, CA 94111.
(4)	As reported on Schedule 13G filed with the SEC on February 14, 2014 by GlaxoSmithKline plc, with respect to shares held by GlaxoSmithKline LLC. GlaxoSmithKline plc has sole voting and dispositive power over the shares held by GlaxoSmithKline LLC. The address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex, TW8 9GS, England.
(5)	Based on Schedule 13G filed with the SEC on February 7, 2014 by Vertical Fund I, L.P. (“VFI”) and Vertical Fund II, L.P. (“VF II”) and Form 4 filed with the SEC on March 5, 2014 by Jack W. Lasersohn. The Vertical Group, L.P., a Delaware limited partnership, is the sole general partner of each of VFI and VFII, and The Vertical Group GP, LLC, a Delaware limited liability company, controls The Vertical Group, L.P. The sole members and managers of The Vertical Group GP, LLC are Messrs. Tony M. Chou, Richard B. Emmitt, Jack W. Lasersohn and John E. Runnells, and these four individuals share voting and investment power over certain securities held by The Vertical Group, VFI and VFII, including OncoMed’s securities. Mr. Lasersohn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for such entities and persons is 106 Allen Road, Suite 207, Basking Ridge, New Jersey 07920.
(6)	As reported on Schedule 13G filed with the SEC on February 10, 2014 by Morgenthaler Partners VII, L.P. (“Morgenthaler VII”), Morgenthaler Management Partners VII, L.L.C. (“MMP VII GP”), Robert C. Bellas, Jr. (“Bellas”), James W. Broderick (“Broderick”), Gary R. Little (“Little”), John D. Lutsi (“Lutsi”), Gary J. Morgenthaler (“Morgenthaler”), Robert D. Pavey (“Pavey”) and Peter G. Taft (“Taft”). MMP VII GP, the general partner of Morgenthaler VII, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by Morgenthaler VII. Bellas, Broderick, Little, Lutsi, Morgenthaler, Pavey and Taft are managing members of MMP VII GP and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by Morgenthaler VII. The address of such entities and persons is Morgenthaler Ventures, 2710 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(7)	As reported on Schedule 13G filed with the SEC on February 13, 2014 by Phase4 Ventures III General Partner Limited (“Phase4 GP”), Phase4 Partners Limited (“Phase4 Partners”), Phase4 Ventures III LP (“Phase4”) and Phase4 Ventures III GP LP (“Phase4 GPLP”). The general partner of Phase4 is Phase4 GPLP. The general partner of Phase4 GPLP is Phase4 GP. Phase4 GP has appointed Phase4 Partners as its manager. Phase4 Partners, in its capacity as manager of Phase4 GP, ultimately exercises voting and dispositive power over the securities held by Phase4. Phase4 GP, Phase4 Partners and Phase4 GPLP may be deemed to beneficially owned the shares directly owned by Phase4. Each of Denise Pollard-Knight, Charles Sermon, Naveed Siddiqi, Alastair MacKinnon, John Westwater, Jonathan Jones and John Richard, who are the limited partners in Phase4 GPLP and may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Phase4 except to the extent of any pecuniary interest therein. The address for such entities and persons is c/o Phase4 Partners Ltd., Green Park House, 15 Stratton Street, London, W1J 8LQ, UK.
(8)	As reported on Schedule 13G filed with the SEC on February 7, 2014 by Delphi Ventures VIII, L.P. (“DV VIII”), Delphi BioInvestments VIII, L.P. (“DBI VIII”), Delphi Management Partners VIII, L.L.C. (“DMP VIII”) and the general partner of DV VIII and DBI VIII, and James J. Bochnowski (“Bochnowski”), David L. Douglass (“Douglass”), Douglas A. Roeder (“Roeder”) and Deepika R. Pakianathan, Ph.D. (“Pakianathan”), the managing members of DMP VIII. DMP VIII is the general partner of DV VIII and DBI VIII and may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by DV VIII and DBI VIII. Bochnowski, Douglass, Roeder and Pakianathan, the managing members of DMP VIII, who may be deemed to have shared power to vote and shared power to dispose of the shares directly owned by DV VIII and DBI VIII, disclaim beneficial ownership of the reported securities directly owned by DV VIII and DBI VIII, except to the extent of any pecuniary interest therein. The address for such entities and persons is Delphi Ventures, 3000 Sand Hill Road, #1-135, Menlo Park, CA 94025.

(9)	Consists of: (i) 323,765 shares held by The Paul J. Hastings Living Trust, dated May 1, 2012 (“The Hastings Trust”), (ii) 1,075 shares directly owned by Mr. Hastings and (iii) 212,104 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014 by Mr. Hastings. Mr. Hastings has sole voting and dispositive power over the shares held by The Hastings Trust.
(10)	Consists of: (i) 896 shares directly owned by Dr. Dupont and (ii) 185,749 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014.
(11)	Consists of 150,396 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014 by Dr. Hager.
(12)	Consists of the shares described in Note (3) above, except for the 43,859 shares held by LVPMC, and 30,876 shares held by The Woody/Mann-Moore Family 2006 Trust (“The Woody Trust”). Dr. Woody, a member of each of GP I, GP II and GP III, may be deemed to share voting and dispositive power over the shares described in Note (3), except for the shares held by LVPMC. Dr. Woody disclaims beneficial ownership of the shares directly owned by LVP I, LVP II, LVP III, Associates and Partners except to the extent of any pecuniary interest therein. Dr. Woody and Suzanne Mann-Moore share voting and dispositive power over the shares held by The Woody Trust.
(13)	Consists of (i) 592,953 shares held by Adams Street V, L.P. (“AS V”) and (ii) 641,750 shares held by Adams Street 2006 Direct Fund, L.P. (“AS 2006”). The shares of stock owned by AS V and AS 2006 may be deemed to be beneficially owned by Adams Street Partners, LLC, the general partner of AS V and the managing member of the general partner of AS 2006. David Brett, Jeffrey T. Diehl, Elisha P. Gould III, Michael S. Lynn, Robin Murray, Sachin Tulyani, Craig D. Waslin and David S. Welsh, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. Adams Street Partners, LLC and David Brett, Jeffrey T. Diehl, Elisha P. Gould III, Michael S. Lynn, Robin Murray, Sachin Tulyani, Craig D. Waslin and David S. Welsh disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address of each of the persons and entities affiliated with Adams Street Partners is One North Wacker Drive, Suite 2200, Chicago, IL 60606-2823.
(14)	Consists of 3,055 shares that may be acquired pursuant to the exercise of a stock option within 60 days of April 21, 2014 by Dr. Lasky.
(15)	Includes: (i) 16,995,503 shares directly owned by entities affiliated with certain of our directors, (ii) 30,876 shares directly owned by The Woody Trust, (iii) 527,539 shares beneficially owned by our current executive officers and (iv) 1,258,517 shares that may be acquired by our current executive officers and one of our directors pursuant to the exercise of stock options within 60 days of April 21, 2014.

Voting or Changing Your Vote

If you are stockholder of record and have not voted, or wish to change your vote, you may to do as follows:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Your vote in person at the Annual Meeting will be counted instead of any vote you cast by proxy prior to the Annual Meeting. Presence at the Annual Meeting will not in and of itself be sufficient to revoke your prior vote or proxy.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials you previously received or on the proxy card that you request and receive by mail or e-mail. Your most recent vote will be counted.

•	To vote by telephone, call the toll free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials you previously received or on the proxy card that you request and receive by mail or e-mail. Your most recent vote will be counted.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct. The duly executed proxy that bears the latest date will be counted.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. If you previously voted and wish to change your vote, follow the instructions provided by your broker, bank or other agent to change your vote. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder of the shares for assistance if this applies to you.

By Order of the Board of Directors

/s/ PAUL J. HASTINGS
Paul J. Hastings Chairman and Chief Executive Officer

May 29, 2014